UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 20, 2004

GOLD KIST INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50925	20-1163666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 Perimeter Center Parkway, N.E., Atlanta, Georgia	30346
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(770) 393-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 20, 2004, the Board of Directors of Gold Kist Inc. (the “Company”) approved the 2004 Non-Employee Directors Compensation Plan (the “Plan”). The purpose of the Plan is to attract, retain and compensate highly-qualified individuals for service as non-employee members of the Company’s Board of Directors by providing them with competitive compensation and an ownership interest in the Company’s common stock. The Plan provides for payment of a quarterly retainer to the Company’s non-employee directors of $8,750. An additional quarterly retainer of $1,250 will be paid to the chair of the Board of Directors and the chair of the Audit Committee of the Board of Directors. The Plan also provides for the payment of meeting fees of $1,000 for each board or committee meeting attended (but no more than one meeting fee for meetings held on the same day).

In addition to cash compensation, the Plan provides that each non-employee director will receive an initial award of shares of restricted stock having a grant date value of $35,000, subject to such restrictions and risk of forfeiture as determined by the Board of Directors. On the day following each annual meeting of the Company’s stockholders, each non-employee director then in office will receive an award of common stock having a grant date value equal to $35,000.

Pursuant to the Plan, on October 20, 2004, the Company’s non-employee directors (R. Randolph Devening, A.D. Frazier, Jr., Ray A. Goldberg, Jeffery A. Henderson, John D. Johnson, Douglas A. Reeves, Dan Smalley and W. Wayne Woody) each received an award of 3,057 shares of restricted stock (determined by dividing $35,000 by $11.45, the closing price of the Company’s common stock on October 19, 2004). The award was evidenced by a Restricted Stock Certificate that provides that the restricted shares will vest on July 10, 2005, which is the 270th day following the date on which the Company completed its conversion from a cooperative marketing association to a for profit corporation and initial public offering.

The 2004 Non-Employee Directors Compensation Plan and the form of Restricted Stock Certificate are filed as an exhibits to this Form 8-K and incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 20, 2004, the Board of Directors of the Company determined to change the fiscal year of the Company from the Saturday after the last Thursday in June to the Saturday after the last Thursday in September. The Company will file a transition report on Form 10-Q for the three month period ending October 2, 2004. The fiscal year of the Company for 2005 will end October 1, 2005.

Item 8.01. Other Events.

On October 20, 2004, the Board of Directors of the Company elected A.D. Frazier to the position of non-executive Chairman of the Board of Directors. Mr. Frazier became a member of the Board of Directors in connection the Company’s conversion from a cooperative marketing association to a for profit corporation, which was completed on October 13, 2004. The press release announcing such election is filed as an exhibit to this Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Gold Kist Inc. 2004 Non-Employee Directors Compensation Plan

10.2	Form of Restricted Stock Agreement for Non-Employee Directors

99.1	Press Release, dated October 25, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD KIST INC.

/s/ Stephen O. West
Stephen O. West
Chief Financial Officer and Vice President

Date: October 25, 2004